Obtaining Control of Credit Suisse Strategic Income Fund A

As of October 31, 2011, Merchant Holdings ("Shareholder") owned 0 shares of the Fund, which represented less than 25% of the Fund.
As of October 31, 2012, Shareholder owned 10,005 shares of the Fund, which represented 100% of the outstanding shares. Accordingly, Shareholder has presumed to be a controlling person of the Fund.

Obtaining Control of Credit Suisse Strategic Income Fund C

As of October 31, 2011, Merchant Holdings ("Shareholder") owned 0 shares of the Fund, which represented less than 25% of the Fund.
As of October 31, 2012, Shareholder owned 10,002 shares of the Fund, which represented 100% of the outstanding shares. Accordingly, Shareholder has presumed to be a controlling person of the Fund.

Obtaining Control of Credit Suisse Strategic Income Fund I

As of October 31, 2011, Merchant Holdings ("Shareholder") owned 0 shares of the Fund, which represented less than 25% of the Fund.
As of October 31, 2012, Shareholder owned 1,976,221 shares of the Fund, which represented 96.04% of the outstanding shares. Accordingly, Shareholder has presumed to be a controlling person of the Fund.